Articles of Amendment
to
Articles of Incorporation
of

CAROLCO PICTURES, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000016429

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

______________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

1395 Brickell Avenue
Suite 800
Miami, FL 33131

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

1395 Brickell Avenue
Suite 800
Miami, FL 33131

2016 JAN 11 AM 11:09
FILED

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent: Joseph I. Emas

525 93 Street
(Florida street address)

New Registered Office Address: Surfside, Florida 33154
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	CEO,D	Alexander Bafer	5550 Glades Road
___ Add			Suite 500
X Remove			Boca Raton, FL
2) ___ Change	CEO, D	Tarek Kirschen	1395 Brickell Avenue
X Add			Suite 800
___ Remove			Miami, FL 33131
3) ___ Change	___	___	___
___ Add			___
___ Remove			___
4) ___ Change	___	___	___
___ Add			___
___ Remove			___
5) ___ Change	___	___	___
___ Add			___
___ Remove			___
6) ___ Change	___	___	___
___ Add			___
___ Remove			___

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

ARTICLE IV IS MODIFIED AS FOLLOWS:

Article IV: Capital Stock. The maximum number of shares that this Corporation shall be authorized to issue and have outstanding shall be Five Billion, Fifty Million (5,050,000,000) shares of capital stock consisting of Five Billion (5,000,000,000) shares of Common stock, par value $0.0001 and Fifty Million (50,000,000) shares of Preferred stock, par value $0.0001, the rights and preferences of which may be determined by the Board of Directors.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: ______________________________, if other than the date this document was signed.

Effective date if applicable: ______________________________
(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated January 8, 2016

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Tarek Kirschen
(Typed or printed name of person signing)

Chief Executive Officer
(Title of person signing)